UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 24, 2009

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(b) In conjunction with a recent decision by the Board of Directors (the “Board”) of Molecular Insight Pharmaceuticals, Inc. (the “Company”) to reduce the size of the Board from 11 to nine members, on November 24, 2009, Dr. Anthony F. Martin notified the Company that he would resign, effective as of December 31, 2009, from the positions of a director and a member of all Board committees that he currently serves, and Dr. Harry Stylli notified the Board that he would not stand for re-election at the forthcoming annual meeting of stockholders in May 2010 and would resign, effective as of the date of the annual meeting, from the positions of a director and a member of all Board committees that he currently serves. Dr. Martin’s and Dr. Stylli’s decisions were made due to personal reasons and other commitments and are not as a result of any disagreement with the Company or its management.

Item 7.01.	Regulation FD Disclosure.

On November 24, 2009, the Company issued a press release announcing the forthcoming resignations of two directors in conjunction with the reduction of the size of the Board. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is furnished pursuant to Item 7.01:

	99.1	Press Release of Molecular Insight Pharmaceuticals, Inc. dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 24th day of November, 2009.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Vice President of Finance and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated November 24, 2009.